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                                                                    EXHIBIT 10.3

                              MANAGEMENT AGREEMENT

THIS AGREEMENT effective as of the 1st day of August, 1999 (the "Effective
Date").

BETWEEN:

        SMARTIRE SYSTEMS INC., a company duly incorporated pursuant to the laws of the Province of British Columbia, having an office at 150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1

        (hereinafter referred to as the "Company")

                                                               OF THE FIRST PART
AND:

        ROBERT RUDMAN, businessman, of 40 - 5740 Garrison Road,
        Richmond, British Columbia V7C 5E7

        (hereinafter referred to as the "Manager")

                                                              OF THE SECOND PART


RECITALS

WHEREAS the Company has requested the assistance of the Manager in providing certain management services to the Company, as hereinafter described;

WHEREAS the Manager has agreed to provide such assistance and services to the Company in accordance with the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

1               DUTIES AND DEVOTION OF TIME

1.1 Duties. During the term of this Agreement the Manager shall be responsible for the duties contained in Schedule "A" attached hereto and incorporated herein by this reference (the "Duties").

1.2 Devotion of Time. The parties hereto acknowledge and agree that the work of the Manager is and shall be of such a nature that regular hours may not be sufficient and


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occasions may arise whereby the Manager shall be required to work more than eight (8) hours per day and/or five (5) days per week. The Manager agrees that the consideration set forth herein shall be in full and complete satisfaction for such work and services, regardless of when and where such work and services are performed. The Manager further releases the Company from any claims for overtime pay or other such compensation which may accrue to the Manager. Notwithstanding the foregoing, the Company agrees that so long as the Manager properly discharges his duties hereunder, the Manager may devote the remainder of his time and attention to other non-competing business and personal pursuits.

1.3 Business Opportunities the Property of the Company. The Manager agrees to communicate immediately to the Company all business opportunities, inventions and improvements in the nature of the business of the Company which, during the term of this Agreement, the Manager may conceive, make or discover, become aware of, directly or indirectly, or have presented to him in any manner which relates in any way to the Company, either as it is now or as it may develop, and such business opportunities, inventions or improvements shall become the exclusive property of the Company without any obligation on the part of the Company to make any payments therefor in addition to the salary and benefits herein described to the Manager.

1.4 No Personal Use. The Manager shall not use any of the work the Manager shall perform for the Company for any personal purposes without first obtaining the prior written consent of the Company.

2               SALARY, BONUSES AND BENEFITS

2.1 Salary. In consideration of the Manager providing the services referred to herein, the Company agrees to pay the Manager an annual base salary (the "Annual Base Salary") of two hundred seventy three thousand dollars ($273,000) less applicable deductions, thirty seven thousand five hundred dollars ($37,500) of which shall be payable on the date of signing this Agreement, with the balance payable bi-weekly, plus incentive compensation as set out below, subject to increase as from time to time approved by the Board of Directors of the Company.

2.2             Benefits. The Company shall provide, maintain and pay for:

        (a) medical and dental insurance for the Manager and his immediate family as is provided by the Company's medical services plan or an equivalent plan; and

        (b) such extended health and other benefits for the Manager and his immediate family as are provided to senior management employees of the Company, subject to the eligibility of the Manager.

2.3 Incentive Compensation and Stock Options. Within one hundred twenty (120) days of the Effective Date, the Company's Board of Directors will approve and implement


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an incentive compensation plan for the senior management of the Company and its subsidiaries, including therein a policy regarding the granting of stock options. The Manager will participate as a member of the Board of Directors in approving that plan and will participate in that plan when approved and implemented by the Company's Board of Directors.

2.4 Payment in Cash or Shares. All payments payable by the Company to the Manager, including the Annual Base Salary and reimbursement of expenses under Section 4.1 hereof, shall be payable in cash or, at the election of the Manager, and subject to the approval of the regulatory authorities, such will be paid in whole or in part in common shares in the capital stock of the Company ("Remuneration Shares"), issued at the 10 day average closing price (for the 10 days prior to the Manager's election) of the Company's common shares on any stock exchange or quotation system upon which the Company's common shares are listed for trading.

2.5 Registration of Performance Bonus Shares. To ensure that any shares issued to the Manager under Section 2.4 of this Agreement are freely tradable, the Company shall register with the SEC any such shares issued. Upon or as soon as is practical after the issuance of such shares, the Company shall file a form S-8 or other appropriate form with the United States Securities and Exchange Commission (the "SEC") to effect registration.

3               VACATION

3.1 Entitlement to Vacation. The Company acknowledges that the Manager shall be entitled to an annual vacation of four (4) weeks. The Manager shall use his best efforts to ensure that such vacation is arranged with the Company in advance such that his vacation does not unduly affect the operations of the Company. The Company further agrees to pay to the Manager on the date of signing this Agreement sixty five thousand eight hundred fifty one dollars and forty cents ($65,851.40) less applicable deductions, that amount being in lieu of all accrued vacation days owing to the Manager as of July 31, 1999.

3.2 Increase in Vacation. The period set out in Section 3.1 above may be increased from time to time as mutually agreed to by the Manager and the Company's Board of Directors.

4               REIMBURSEMENT OF EXPENSES

4.1 Reimbursement of Expenses. The Manager shall be reimbursed for all reasonable out-of-pocket expenses incurred by the Manager in or about the execution of the Duties contained herein, including without limiting the generality of the foregoing, all reasonable travel and promotional expenses payable or incurred by the Manager in connection with the Duties under this Agreement. All payments and reimbursements shall be made within two (2) weeks of submission by the Manager of vouchers, bills or receipts for such expenses.


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5               CONFIDENTIAL INFORMATION

5.1 Confidential Information. The Manager shall not, either during the term of this Agreement or under the provisions of Section 5.3, without specific consent in writing, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will he use, directly or indirectly, for any purpose other than the purposes of the Company, the private affairs of the Company or any confidential information which he may acquire during the term of this Agreement with relation to the business and affairs of the directors and shareholders of the Company, unless the Manager is ordered to do so by a court of competent jurisdiction or unless required by any statutory authority.

5.2 Non-Disclosure Provisions. The foregoing provision shall be subject to the further non-disclosure provisions contained in Schedule "B" attached hereto and incorporated hereinafter by this reference.

5.3 Provisions Survive Termination. The provisions of this section shall survive the termination of this Agreement for a period of three years.

6               TERM

6.1 Term. This Agreement shall remain in effect until terminated in accordance with any of the provisions contained in this Agreement.

7               TERMINATION

7.1 Termination by Manager. Notwithstanding any other provision contained herein, the parties hereto agree that the Manager may terminate this Agreement, with or without cause, by giving ninety (90) days' written notice of such intention to terminate.

7.2 Resignation or Cessation of Duties. In the event that the Manager ceases to perform all of the Duties contained herein, other than by reason of the Manager's death or disability, or if the Manager resigns unilaterally and on his own initiative from all of his positions this Agreement shall be deemed to be terminated by the Manager as of the date of such cessation of Duties or such resignation, and the Company shall have no further obligations under Section 2 hereof.

7.3 Termination by Company. The Company may terminate this agreement at any time for just cause without further obligation. In the event of termination for any reason other than for just cause, the Company, at its option, will either (a) continue to pay the salary under Clause 2.1 and provide the benefits under Clauses 2.2 until one year from the date of termination or
(b) pay one year's salary under Clause 2.1 in lieu of notice. Any stock options that have been granted but that have not yet vested shall immediately vest at the date of the final payment, and may be exercised for a period of 30 days only after the final payment.


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7.4             Death. In the event of the death of the Manager during the term of this Agreement, this Agreement shall be terminated as of the date of such death, and the Manager's spouse, if living, shall be entitled to the termination allowance stated in Section 7.3 hereof.

7.5 Disability. In the event that the Manager will during the term of this Agreement by reason of illness or mental or physical disability or incapacity be prevented from or incapable of performing the Duties hereunder, then the Manager shall be entitled to receive the remuneration provided for herein at the rate specified hereinbefore for the period during which such illness, disability or incapacity will continue, but not exceeding six (6) successive months. If such illness, disability or incapacity continues or will continue for a period longer than six (6) successive months, then this Agreement may, at the option of the Directors of the Company, forthwith be terminated, and the Manager shall be entitled to the termination allowance stated in Section 7.3 hereof.

7.6 Termination Payments. Any payments made by the Company to the Manager upon the termination of this Agreement shall be made in cash, or, if the Company does not have available funds, in equal monthly cash instalments over one year, or in Remuneration Shares, or in a combination of cash and Remuneration Shares, subject to regulatory approval. All payments required to be made by the Company to the Manager pursuant to Section 7 hereof shall be made in full.

8               RIGHTS AND OBLIGATIONS UPON TERMINATION

8.1 Rights and Obligations. Upon termination of this Agreement, the Manager shall deliver up to the Company all documents, papers, plans, materials and other property of or relating to the affairs of the Company, other than the Manager's personal papers in regard to his role in the Company, which may then be in the Manager's possession or under his control.

9               CLOSING

9.1             Closing Date. This Agreement shall be effective as of August 1,
1999.

9.2 Conditions of Closing. The parties hereto agree that it shall be a condition of the execution of this Agreement that prior to or contemporaneously with the execution of this Agreement:

        (a) this Agreement shall be approved by the Board of Directors of the Company.

10              NOTICES AND REQUESTS

10.1 Notices and Requests. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or mailed by registered or certified mail with postage prepaid and return receipt requested and addressed as follows:


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        (a)     if to the Company:

                SmarTire Systems Inc.
                150 - 13151 Vanier Place
                Richmond, British Columbia
                V6V 2JI

                with a copy to:

                CLARK, WILSON
                Suite 800-885 West Georgia Street
                Vancouver, British Columbia
                V6C 3H1
                Attention: Bernard Pinsky

        (b)     If to the Manager:

                Robert Rudman
                40 - 5740 Garrison Road
                Richmond, British Columbia
                V7C 5E7

or to such other address as the party to receive notice or request so designates by written notice to the others.

11              INDEPENDENT PARTIES


11.1 Independent Parties. This Agreement is intended solely as a management services agreement and no partnership, agency, joint venture, distributorship or other form of agreement is intended.

12              AGREEMENT VOLUNTARY AND EQUITABLE

12.1 Agreement Voluntary. The parties acknowledge and declare that in executing this Agreement they are each relying wholly on their own judgement and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of any other party regarding any matters dealt with herein or incidental thereto.

12.2 Agreement Equitable. The parties further acknowledge and declare that they each have carefully considered and understand the provisions contained herein, including, but without limiting the generality of the foregoing, the Manager's rights upon termination and the restrictions on the Manager after termination and agree that the said provisions are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.


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13              CONTRACT NON-ASSIGNABLE; INUREMENT

13.1 Contract Non-Assignable. This Agreement and all other rights, benefits and privileges contained herein may not be assigned by the Manager.

13.2 Inurement. The rights, benefits and privileges contained herein, including without limitation the benefits of Sections 2 and 7 hereof, shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators and successors.

14              ENTIRE AGREEMENT

14.1 Entire Agreement. This Agreement represents the entire Agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, among the parties. The Manager acknowledges that he was not induced to enter into this Agreement by any representation, warranty, promise or other statement, except as contained herein.

14.2 Previous Agreements Cancelled. Save and except for the express provisions of this Agreement and the Manager's continuation as a director of the Company, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the services of the Manager for the Company are hereby terminated and cancelled and each of the parties hereby releases and further discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreements.

15              WAIVER

15.1 Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other of its or his obligations herein shall be deemed or construed to be a consent or waiver to or of any breach or default of the same or any other obligation of such party. Failure on the part of either party to complain of any act or failure to act, or to declare the other party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its or his rights herein or of the right to then or subsequently declare a default.

16              SEVERABILITY

16.1 Severability. If any provision contained herein is determined to be void or unenforceable in whole or in part, it is to that extent deemed omitted. The remaining provisions shall not be affected in any way.

17              AMENDMENT

17.1 Amendment. This Agreement shall not be amended or otherwise modified except by a written notice of even date herewith or subsequent hereto signed by both parties.


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18              HEADINGS

18.1 Headings. The headings of the sections and subsections herein are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

19              GOVERNING LAW

19.1 Governing Law. This Agreement shall be construed under and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

20              EXECUTION

20.1 Execution in Several Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 26th day of November, 1999.

SMARTIRE SYSTEMS INC.

Per: /s/ KEVIN CARLSON
     -------------------------------
        Authorized Signatory


SIGNED by ROBERT RUDMAN in the presence of:


/s/ W.A. PAGE
-------------------------------    )
Name                               )
                                   )
W.A. PAGE                          )         /s/ ROBERT RUDMAN
-------------------------------    )         -----------------------------
Address                            )         ROBERT RUDMAN
                                   )
31 EATON PLACE, CONDON             )
-------------------------------    )
                                   )
Businessman                        )
-------------------------------    )
Occupation                         )


This is page 8 of Agreement dated above for reference the 1st day of August, 1999.


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                                   SCHEDULE"A"
                                MANAGER'S DUTIES

1. The Manager shall continue as the Chief Executive Officer of the Company, and the Manager shall faithfully, honestly and diligently serve the Company and each of the Company's subsidiaries.

2. The Manager shall be responsible for the overall activities and organizational policies of the Company. The Manager will, in that capacity, develop, recommend and implement, directly and through subordinates, approved annual and long-term organizational policies and goals. The Manager shall report to the Board of Directors of the Company.


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                                  SCHEDULE "B"
                            NON-DISCLOSURE PROVISIONS

1.      CONFIDENTIAL INFORMATION AND MATERIALS

        (a) "Confidential Information" shall mean, for the purposes of this Agreement, non-public information which the Company designates as being confidential or which, under the circumstances surrounding disclosure ought reasonably to be treated as confidential. Confidential Information includes, without limitation, information, whether written, oral or communicated by any other means, relating to released or unreleased Company software or hardware products, the marketing or promotion of any product of the Company, the Company's business policies or practices, and information received from others which the Company is obliged to treat as confidential. Confidential Information disclosed to the Manager by any subsidiary and/or agents of the Company is covered by this Agreement.

        (b) Confidential Information shall not include that information defined as Confidential Information hereinabove which the Manager can exclusively establish:

                (i) is or subsequently becomes publicly available without breach of any obligation of confidentiality owed to the Company;

                (ii) became known to the Manager prior to disclosure by the Company to the Manager;

                (iii) became known to the Manager from a source other than the Company other than by the breach of any obligations of confidentiality owed to the Company; or

                (iv)    is independently developed by the Manager.

        (c) Confidential Materials shall include all tangible materials containing Confidential Information, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable.

2.      RESTRICTIONS

        (a) The Manager shall not disclose any Confidential Information to third parties for a period of three (3) years following the termination of this Agreement, except as provided herein. However, the Manager may disclose Confidential Information during bona fide execution of the Duties or in accordance with judicial or other governmental order, provided that the Manager shall give


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                reasonable notice to the Company prior to such disclosure and shall comply with any applicable protective order or equivalent.

        (b) The Manager shall take reasonable security precautions, at least as great as the precautions he takes to protect his own confidential information, to keep confidential the Confidential Information, as defined hereinabove.

        (c) Confidential Information and Materials may be disclosed, reproduced, summarized or distributed only in pursuance of the business relationship of the Manager with the Company, and only as provided hereunder.

3.      RIGHTS AND REMEDIES

        (a) The Manager shall notify the Company immediately upon discovery of any unauthorized use or disclosure of Confidential Information or Materials, or any other breach of this Agreement by the Manager, and shall co-operate with the Company in every reasonable manner to aid the Company to regain possession of said Confidential Information or Materials and prevent all such further unauthorized use.

        (b) The Manager shall return all originals, copies, reproductions and summaries of or relating to the Confidential Information at the request of the Company or, at the option of the Company, certify destruction of the same.

        (c) The parties hereto recognize that a breach by the Manager of any of the provisions contained herein would result in damages to the Company and that the Company could not be compensated adequately for such damages by monetary award. Accordingly, the Manager agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

4.      MISCELLANEOUS

        (a) All Confidential Information and Materials are and shall remain the property of the Company. By disclosing information to the Manager, the Company does not grant any express or implied right to the Manager to or under any and all patents, copyrights, trademarks, or trade secret information belonging to the Company.

        (b) All obligations created herein shall survive change or termination of any and all business relationships between the parties for a period of three years after such termination.


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        (c)     The Company may from time to time request suggestions, feedback or other information from the Manager on Confidential Information or on released or unreleased software belonging to the Company. Any suggestions, feedback or other disclosures made by the Manager are and shall be entirely voluntary on the part of the Manager and shall not create any obligations on the part of the Company or a confidential agreement between the Manager and the Company. Instead, the Company shall be free to disclose and use any suggestions, feedback or other information from the Manager as the Company sees fit, entirely without obligation of any kind whatsoever to the Manager.